Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
WEST BANCORPORATION, INC.
ADOPTED JANUARY 23, 2019

ARTICLE I. OFFICES OF CORPORATION.
Section 1. Principal Office. The principal office of West Bancorporation, Inc. (the "Corporation") shall be located at any place, either within or without the State of Iowa, as designated in the Corporation's most current Biennial Report filed with the Iowa Secretary of State. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors of the Corporation (the "Board of Directors") may designate or as the business of the Corporation may require from time to time.
Section 2. Registered Office. The registered office of the Corporation required by the Iowa Business Corporation Act to be continuously maintained in the State of Iowa may be, but need not be, the same as its principal office, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II. SHAREHOLDERS
Section 1. Annual Meeting. The annual meeting of the shareholders shall be held any day during the months of April or May each year, other than Sundays and legal holidays, commencing at an hour between 8:00 a.m. and 6:00 p.m. as may be specified from year to year by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the election of directors shall not be held on the date designated for any annual meeting of the shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.
Business to be considered by the shareholders shall be brought before an annual meeting: (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the Corporation who (A) was a shareholder of record at the time of giving of notice provided for in this Article II, (B) is entitled to vote with respect thereto and (C) who complies with the notice procedures set forth in this Article II. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such proposed business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's written notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 45th day prior to the first anniversary date of the proxy statement mailing date of the preceding year's annual meeting. Such shareholder's notice to the Secretary of the Corporation shall set forth: (i) as to any business the shareholder proposed to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) any material interest in such business of such shareholder and (D) the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought, (A) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of such beneficial owner, and (B) the class and number of shares of the Corporation's capital stock that are owned beneficially and of record by such shareholder and such beneficial owner.
Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, President, or by the Board of Directors, and shall be called upon the written demand, signed, dated, and delivered to the Corporation, of the shareholders of at least fifty percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called.
Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the Corporation's principal office.

Section 4. Notice of Meetings. Written or printed notice stating the date, time, and place of each annual and special shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, in person, by mail or by electronic transmission, by or at the direction of the Chief Executive Officer, President, Vice President, Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed postage-paid, and correctly addressed to the shareholder's address as shown in the Corporation's current record of shareholders, such notice will be effective upon deposit in the United States mail. If electronically transmitted, such notice will be effective when electronically transmitted to the shareholder in a manner authorized by the shareholder.
Section 5. Waiver of Notice. Any shareholder may waive notice of any regular or special meeting of the shareholders at any time.
A written waiver of notice of any meeting of the shareholders signed by a shareholder entitled to such notice, whether before or after the date and time stated in such notice for the holding of such meeting, shall be equivalent to the giving of such notice to such shareholder in due time as required by law and these Bylaws. Any such waiver shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
A shareholder's attendance at any shareholders' meeting, in person or by proxy, waives (1) objection to lack of notice of such meeting and irregularities in any notice given, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting; and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If a record date is not fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a new date more than 120 days after the date fixed for the original meeting.
Section 7. Voting Lists. After fixing a record date for a meeting, the officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the shareholders' meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and must show the address of, and number of shares held by, each shareholder. The shareholders' list must be available for inspection by any shareholder at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held beginning two business days after notice of the meeting is given and continuing through the meeting. A shareholder or a shareholder's agent or attorney is entitled, on written demand, to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder or a shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment thereof. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.
If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. When a meeting is adjourned to a different date, time, or place, notice need not be given if the new date, time, or place is announced at the meeting before adjournment; provided, however, that if the date of any adjourned meeting is more than 120 days after the date fixed for the original meeting, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in conformity with these Bylaws. At such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Section 9. Conduct of the Meeting. At each meeting of shareholders, a Chairperson shall preside. The Chairperson shall be appointed by the Board of Directors. The Chairperson shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for, and the conduct of, the meeting shall be fair to the shareholders.
Section 10. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing or by electronic transmission by the shareholder or by the shareholder's agent or attorney-in-fact. An electronic transmission must contain or be accompanied by information from which it can be determined that the shareholder or the shareholder's agent or attorney-in-fact authorized the electronic transmission. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
Section 11. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Under current Iowa law, unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and shareholders do not have the right to cumulate their votes for directors.
If a quorum exists, action on a matter by a voting group, other than the election of directors, is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Iowa Business Corporation Act require a greater number of affirmative votes.

Section 12. Voting of Shares by Certain Holders. Absent special circumstances, the shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. The foregoing does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine
Shares held by an administrator, executor, guardian, or conservator may be voted, either in person or by proxy, without a transfer of such shares into the name of the administrator, executor, guardian, or conservator. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of such shares into the trustee's name.
Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.
A custodian of securities under the Iowa Uniform Gift to Minors Act may vote a security which is custodial property.
Section 13. Method of Voting. Voting by shareholders on any question or in any election may be via voice unless the presiding officer shall order, or any shareholders shall demand, that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder's name by proxy, if there be such a proxy, and shall state the number of shares voted by such shareholder.
Section 14. Voting Group. The term "voting group" means all shares of one or more classes or series that under the Articles of Incorporation or the Iowa Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation or the Iowa Business Corporation Act to vote generally on a matter are, for that purpose, a single voting group.
ARTICLE III. BOARD OF DIRECTORS
Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Number, Tenure, and Qualification. The number of directors of the Corporation shall be not less than 5 and not greater than 15. The term of directors shall extend until the next annual meeting of shareholders and until the director's successor shall be elected and shall qualify, or until the director's earlier resignation, removal from office, death, or incapacity. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders after their election and until the director's successor shall be elected and shall qualify. The Board of Directors may, upon a majority vote of its members, increase or decrease the number of directors within the limits set forth above. Directors need not be residents of the State of Iowa or, except as required by the Board of Directors, shareholders of the Corporation.
Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice (other than this Section of these Bylaws) promptly after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings. No notice, other than such resolution, shall be required for any such additional regular meetings.
Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, President, Vice President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given to each director at least two days before the date on which the meeting is to be held. Notice shall be delivered in person, by mail, by telephone, or by other electronic means. If mailed postage-paid, and correctly addressed to the director's business address, as shown in the Corporation's current records, such notice will be effective upon deposit in the United States mail. If electronically transmitted, such notice will be effective when electronically transmitted to the director in a manner authorized by the director. The notice need not describe the purpose of the meeting.
Section 5. Waiver of Notice. Any director may waive notice of any meeting before or after the date and time of the meeting. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 6. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting or promptly upon the director's arrival to holding the meeting or transacting business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director's dissent or abstention to the presiding officer in the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right to dissent or abstain is not available to a director who votes in favor of the action taken.
Section 7. Conference Telephone Meetings. Members of the Board of Directors, or any committees designated by the Board of Directors, may participate in a meeting of such board or committee by conference telephone or similar means of communications by which all persons participating in the meeting can simultaneously hear each other during the meeting. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.
Section 8. Quorum. A majority of the total number of directors then holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting form time to time without further notice.
Section 9. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 10. Resignation. A director of the Corporation may resign at any time by delivering written notice to the Board of Directors, its Chairperson, or the Corporation. The resignation is effective when delivered unless the notice specifies a later effective time.
Section 11. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office at any regular or special meeting of the Board of Directors called for that purpose in which a quorum of the remaining Board of Directors is present. A director elected to fill a vacancy shall be elected only until the next election of directors by the shareholders.

Section 12. Compensation. By resolution of the Board of Directors, the directors may be paid for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid such compensation for their services. No payment received by any director shall preclude the director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 13. Action by Directors Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if each director signs a written consent describing the action to be taken. Action taken without a meeting is effective when consents signed by all the directors are delivered to the Corporation unless the consent specifies a different effective time. A director may revoke consent by delivering to the Corporation a revocation signed by the director, prior to the receipt by the Corporation of written consents signed by all the directors.
Section 14. Committees. The Board of Directors, by resolution adopted by a majority of the number of directors then in office, may designate from among its members an executive committee and one or more other committees and define or limit the extent of authority of each committee in compliance with the law and these Bylaws.
Section 15. Director Nominees. Nominations of candidates for election as directors at any meeting of shareholders may be made: (i) by, or at the direction of, a majority of the Board of Directors or a designated committee thereof; or (ii) by any shareholder of record entitled to vote at such meeting; provided that only persons nominated in accordance with procedures set forth in this Section shall be eligible for election as directors.
Nominations, other than those made by, or at the direction of, the Board of Directors or a committee thereof, may only be made pursuant to timely notice in writing to the Secretary as set forth in this Section. To be timely, a shareholder's notice shall be delivered to, or mailed and received by, the Secretary: (i) for an annual meeting, not later than the close of business on the 120th day prior to the first anniversary date of the proxy statement mailing date of the preceding year's annual meeting; and (ii) for a special meeting, not less than 60 days, nor more than 90 days in advance of the date (month and day) of the special meeting, regardless of any postponements or adjournments of that meeting to a later date. Such shareholder notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation's stock which are beneficially owned by such person on the date of such shareholder notice (D) an explanation of how the candidate meets the board membership criteria established by the Board of Directors, and (E) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors; and (ii) as to the shareholder giving the notice, (A) the name and address, as they appear on the Corporation's books, of such shareholder and the name and principal business or residential address of any other beneficial shareholders known by such shareholder to support such nominees, and (B) the class and number of shares of the Corporation's stock which are beneficially owned by such shareholder on the date of such shareholder notice (which such shares must have a market value of at least $2,000) and the number of shares owned beneficially by any other record or beneficial shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. In addition, any person who is being nominated for election as a director, and is aware of such nomination, must sign a statement so indicating. If the person being nominated for election as a director is not aware of such nomination, the shareholder who gave notice of the nomination must provide an explanation as to why the nominee is not aware of his or her nomination. At the request of the Board of Directors, any person nominated by, or at the request of, the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.
The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section. If the Board of Directors, or a committee designated by the Board of Directors, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section in any material respect, the Secretary shall promptly notify such shareholder of the deficiency in the notice. The shareholder may cure the deficiency by providing additional information to the Secretary within such period of time, not less than five days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall determine. If the deficiency is not cured within such period, or if the Board of Directors or a designated committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section in any material respect, then the Board of Directors may reject such shareholder's notice and the proposed nominations shall not be accepted if presented at the shareholder meeting to which the notice relates.

ARTICLE IV. OFFICERS.
Section 1. Designated Officers. The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, assistant officers, and acting officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. Officers need not be residents of the State of Iowa or directors or shareholders of the Corporation.
Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of the officers shall not be held at such meeting, such election shall be held thereafter as soon as may be convenient. Each officer shall hold office until the officer's successor shall have been duly elected and shall have qualified or until the officer's death, resignation, or removal.
Section 3. Resignation. Any officer may resign at any time by delivering written notice to the Corporation. The resignation is effective when delivered unless the notice specifies a later effective time. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.
Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled for the unexpired portion of the term at any meeting of the Board of Directors.
Section 6. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and generally supervise and control the business and affairs of the Corporation subject to any limitations placed upon him or her by the Board. The Board shall prescribe the duties and powers of the Chief Executive Officer upon his or her designation, and the Chief Executive Officer shall have the authority to exercise all powers so designated and the powers incident thereto.
Section 7. President. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s death, inability, or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall generally supervise and direct the day-to-day operations of the Corporation and other officers and employees. The Board shall prescribe the duties and powers of the President upon his or her designation, and the President shall have the authority to exercise all powers so designated and the powers incident thereto.
Section 8. Vice President. In the absence of the President, or in the event of the President’s death, inability, or refusal to act, any Executive Vice President (or any Vice President in the event of the absence of an Executive Vice President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; and in addition thereto, shall perform such other duties as may be assigned to the Vice President by the Chief Executive Officer, President, or the Board of Directors or prescribed by these Bylaws.
Section 9. Secretary. The Secretary shall: (i) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records; (iv) work with the transfer agent to keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (v) provide assistance to the stock transfer agent in maintaining the stock transfer books of the Corporation; and (vi) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, President, Vice President, or the Board of Directors.
Section 10. Treasurer. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (iii) in general, perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, President, Vice President, or the Board of Directors.

Section 11. Assistant Secretaries and Assistant Treasurers. When authorized by the Board of Directors, the Assistant Secretaries may sign certificates for shares of the Corporation with the Chief Executive Officer or a Vice President. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, President, Vice President, or the Board of Directors.
Section 12. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer or to perform the duties of such officer whenever it is for any reason impracticable for such officer to act personally. Such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which such individual is so appointed to be assistant, or as to which such individual is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.
Section 13. Other Officers. The Board of Directors may appoint such other officers and agents, including a Chairman and a Vice Chairman of the Board, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 14. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.
ARTICLE V. WRITTEN INSTRUMENTS, LOANS, AND DEPOSITS.
Section 1. Written Instruments. Subject to the specific directions of the Board of Directors, all deeds, mortgages, releases, and other instruments in writing affecting real estate made by the Corporation shall be executed in its name by the Chief Executive Officer, President or any Vice President and, if and as required by law, attested by the Secretary or any other officer as authorized by the Board of Directors. All other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by such officer or officers as shall be authorized by the Board of Directors. The signatures of the proper officers of the Corporation on the bonds, notes, debentures, or other evidence of indebtedness of the Corporation may be facsimiles and such facsimiles on such instruments shall be deemed the equivalent of and constitute the written signatures of such officers for all purposes including, but not limited to, the full satisfaction of any signature requirements of the law of the State of Iowa on the bonds, notes, debentures and other evidence of indebtedness of the Corporation.
Section 2. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.
ARTICLE VI. CAPITAL STOCK.
Section 1. Certificates for Shares. Every holder of shares of the Corporation shall be entitled to have a certificate representing shares of the Corporation, though shares need not be represented by certificates. Subject to the provisions of the Iowa Business Corporation Act, certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, President, or any Vice President and the Secretary or an Assistant Secretary of the Corporation. Such signatures upon a certificate may be facsimiles. Certificates shall also be sealed with the seal of the Corporation or a facsimile thereof. If the certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of the person signing for such transfer agent or registrar also may be facsimiles. In the event that any officer, employee, or agent who has signed or whose facsimile signature has been placed upon a certificate for the Corporation ceases to serve as such officer, employee, or agent before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the individual were serving as such officer, employee, or agent on the date the certificate is issued.

All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
Section 2. Shares Without Certificates. Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the Iowa Business Corporation Act to be included on certificates. A record shall be kept by the Secretary or other transfer agent designated by the Board of Directors of the names and addresses of all holders of uncertified shares and the number and class of shares held by each. Notwithstanding this Section, upon request, every holder of uncertificated shares of the Corporation shall be entitled to receive certificates in the form specified by these Bylaws representing the number of shares held by such holder which are requested to be registered in certificate from. Subject to the provisions of the Iowa Business Corporation Act, the rights and obligations of shareholders are identical regardless of whether their shares are represented by certificates.
Section 3. Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation upon surrender of the certificates for certificated shares or upon a transfer instruction initiated by an appropriate person for uncertificated shares for the shares sought to be transferred by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation. Except as otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
Section 4. Registered Shareholder. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in its shares on the part of any person other than the person registered on its books as the owner of shares, regardless of whether the Corporation shall have express or other notice thereof, except as otherwise provided by law.
Section 5. Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations, not inconsistent with the statutes of the State of Iowa, as they may deem expedient concerning the issue, transfer, and registration of shares of the Corporation.
Section 6. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars.
ARTICLE VII. FISCAL YEAR.
The fiscal year of the Corporation shall be the calendar year.
ARTICLE VIII. DIVIDENDS.
The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.
ARTICLE IX. VOTING OF SHARES OWNED BY CORPORATION.
Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the Chief Executive Officer of the Corporation, if the Chief Executive Officer is present, or, in the Chief Executive Officer’s absence, by any President or Vice President of the Corporation who may be present.

Whenever it is desirable, in the judgment of the Chief Executive Officer or, in the Chief Executive Officer’s absence, any President or Vice President for the Corporation to execute a proxy or give a shareholders' consent in respect to any shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, President, or Vice President and shall be attested by the Secretary or an Assistant Secretary of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power, and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.
ARTICLE X. WAIVER OF NOTICE.
Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XI. AMENDMENTS.
These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by a majority vote of the Board of Directors or by the shareholders at any regular or special meeting; provided, however, that the shareholders may from time to time specify particular provisions of these Bylaws which shall not be amended or repealed by the Board of Directors.
ARTICLE XII. FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts in Polk County, Iowa shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation's shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Iowa Business Corporation Act, the Articles of Incorporation, or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein.